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                                                                    Exhibit 99.1



                          TEXTRON FINANCIAL CORPORATION

                            CERTIFICATION PURSUANT TO
                             18 U.S.C. SECTION 1350,
                             AS ADOPTED PURSUANT TO
                  SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the Annual Report of Textron Financial Corporation (the "Company") on Form 10-K for the period ending December 28, 2002 as filed with the Securities and Exchange Commission on the Date hereof (the "Report"), I, Stephen A. Giliotti, Chairman and Chief Executive Officer of the Company, certify, pursuant to 18 U.S.C. ss. 1350, as adopted pursuant to ss. 906 of the Sarbanes-Oxley Act of 2002, that:

         (1) The Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

         (2) The information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of the Company.

                                         Textron Financial Corporation

Date: February 27, 2003                  /s/ Stephen A. Giliotti
----------------------------             ---------------------------------
                                         Stephen A. Giliotti
                                         Chairman and Chief Executive
                                            Officer